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                                                                  Exhibit 99.01

                      COHESIVE TECHNOLOGY SOLUTIONS, INC.
                   PROXY FOR SPECIAL MEETING OF STOCKHOLDERS

     The undersigned hereby appoints Dennis M. Rohan and Stephen R. Bennion, or either of them, each with power of substitution and revocation thereof, to represent the undersigned at the Special Meeting of Stockholders of Cohesive Technology Solutions, Inc. to be held at 10:00 a.m. on _____, _____, 1999 at Cohesive's corporate headquarters located at 2465 East Bayshore Road, Suite 400, Palo Alto, California 94303, and at any adjournments or postponements thereof, and to vote the number of shares the undersigned would be entitled to vote it personally present as directed on the reverse side of this proxy.

     This proxy is solicited on behalf of the Board of Directors of Cohesive and will be voted as directed on the reverse side of this proxy. In the absence of direction, this proxy will be voted for the adoption of the Agreement and Plan of Merger, as amended, among Cohesive, Exodus Communications, Inc. and Marley Acquisition Corp., as described further in the accompanying document. In their discretion, the proxy holders named above are authorized to vote upon such other business as may properly come before the meeting and any adjournment thereof. The Cohesive Board of Directors recommends a vote "FOR" the adoption of the Agreement and Plan of Merger.

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Adopt the Agreement and Plan of Merger, as amended, among Cohesive, Exodus
Communications, Inc. and Marley Acquisition Corp., as described further in the accompanying document. The Board recommends a vote "FOR" the adoption of the Agreement and Plan of Merger.

      [ ]     FOR             [ ]     AGAINST           [ ]     ABSTAIN


Signature(s) of stockholder(s):
-------------------------------

Name:__________________________  Name:__________________________

By:____________________________  By:____________________________

Title:_________________________  Title:_________________________

Dated:_________________________  Dated:_________________________


     Please sign exactly as your name(s) appear(s) on your stock certificate. If shares of stock stand of record in the names of two or more persons or in the name of husband and wife, whether as joint tenants or otherwise, both or all of such persons should sign the proxy. If shares of stock are held of record by a corporation, the proxy should be executed by the president or vice president and the secretary or assistant secretary. Executors, administrators or other fiduciaries who execute the above proxy for a deceased stockholder should give their full title. Please date the proxy.

     WHETHER OR NOT YOU PLAN ATTEND THE MEETING IN PERSON, YOU ARE URGED TO SIGN AND PROMPTLY MAIL THIS PROXY IN THE RETURN ENVELOPE PROVIDED SO THAT YOUR SHARES MAY BE PRESENTED AT THE MEETING.